Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 3, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13922	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on August 11, 2009, on August 6, 2009, Rick’s Cabaret International, Inc. (the “Company”) completed the sale of an aggregate of $7,200,000 in 10% Convertible Debentures (the “Debentures”) to certain accredited investors (the “Holders”).  The Company sent a Notice of Redemption to all of the Holders, thereby exercising its right to redeem all of the Debentures, including the entire outstanding principal amounts of all the Debentures and any accrued but unpaid interest thereon.  Upon receipt of such Notice of Redemption, all of the Holders exercised their right to convert the principal amount plus all accrued but unpaid interest thereon of the Debentures at the conversion price of $8.75 per share in lieu of receiving a cash payment (pursuant to the terms of the Debentures), effective as of May 3, 2010.  Accordingly, on May 4, 2010, the Company issued an aggregate of 842,972 shares of its common stock to these Holders, in conversion of an aggregate of $7,200,000 of outstanding principal and an aggregate of $176,000 of outstanding interest on such Debentures.  As a result of this conversion, the Company made no cash payments to the Holders in connection with the Notice of Redemption.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated May 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: May 4, 2010	Chairman, President, Chief Executive Officer

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